UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 19, 2008
Date of Report (Date of earliest event reported)

TRUE PRODUCT ID, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Walnut Street, 3rd Floor
Philadelphia, PA 19103
 (Address of principal executive offices)

(215) 972-6999
(Registrant’s telephone number, including area code)

_________________________
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry of a Material Definitive Agreement
Item 8.01.                     Other Events.

On October 19, 2008, the registrant, True Product ID, Inc. (“TPID”) entered into a binding term sheet with Saddington Limited (“SL”), a British Virgin Island company, wherein, among other things:

•
SL has secured and will provide the total funding (approximately US$15 million) needed to implement the Chinese National Gas Tank Contract with the State General Administration for Quality Supervision, Inspection and Quarantine of the People's Republic of China (“AQSIQ”);

•	SL will immediately begin and fast track the rollout of the AQSIQ Gas Tank Contract; and
•	TPID is expected to receive from the 5 Year AQSIQ Gas Tank Contract alone of over US$15 million per year.

In addition to the necessary funding, SL and its affiliates bring the management, operational and technical expertise, related technology, and other resources needed to immediately rollout the AQSIQ Gas Tank Contract and other Chinese contracts.  They already operate in the anti-counterfeiting / biometric/security arena; have their own advanced scanner, biometric, and security technology; and have successfully implemented contracts in China, Southeast Asia, and other parts of the world.  Their representatives bring years of experience in corporate and institutional banking; corporate finance and governance; debt capital and other financial markets; equity capital raising; asset finance; project management and implementation; product development; risk management; and equipment leasing.

Under the term sheet, TPID will receive -- without any additional obligation to fund and implement or other risk or liability-- a share of the revenues from the AQSIQ Gas Tank Contract which is projected to be at least US$15 Million per year.  SL will assume all obligations and rights of TPID, TPID Beijing and TPID Hong Kong to the AQSIQ Gas Tank Contract, the AQSIQ Gas Tank Joint Venture, and all other contracts in Asia.  Within the next month or so, SL will infuse million of dollars to begin and fast track the rollout of the AQSIQ Gas Tank Contract.  In due course, TPID also expects to receive significant revenues from the Chinese automobile and motorcycle parts, Chinese artwork, and Chinese pharmaceutical contracts without direct execution risk, contractual liability and funding obligations on the same terms as agreed with SL for the AQSIQ Gas Tank Contract. To that end, in addition to the AQSIQ Gas Tank Contract, the AQSIQ Gas Tank Joint Venture, and other contracts in Asia, SL will assume all of TPID’s, TPID Beijing’s and TPID Hong Kong’s fixed assets in Asia; all of TPID’s, TPID Beijing’s and TPID Hong Kong’s business in Asia; all rights to the intellectual property of TPID, TPID Beijing, and TPID Hong Kong, including S-DNA Taggants, Scanning & Detection Devices, KMAC Data Centre, Authentication Services, and any and all other anti-counterfeiting and security technology, and all trademarks, patents, marks and logos held or applied by TPID, TPID Beijing, and TPID Hong Kong; TPID’s interest in TPID Beijing; and the entire share capital of TPID Hong Kong.  SL has already remitted funds towards the expenses of TPID Beijing and will also provide additional funds towards TPID’s expenses in the U.S.

Further, SL will use its technical, operational, and product development expertise and funding resources  to  continuously improve and commercialize TPID’s SDNA, KMACK, and other IP and technology in connection with the AQSIQ Gas Tank Contract and other Chinese contracts.  TPID shall have the exclusive right to distribute the perfected technology outside Asia, including the United States -- for which SL will help oversee and provide TPID financial and other assistance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 20, 2008                                                                                                                                              TRUE PRODUCT ID, INC.

By:	/s/ Ke Ke Wang
Name: Title:	Ke Ke Wang President